Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	October 26, 2018, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal Year Results

~ Orders for 9,300 units valued at over $1.0 billion ~

~ Backlog grows to nearly $3.0 billion; Book-to-bill of 1.6x ~

~ Earnings performance third best in Greenbrier history ~

~ Earnings guidance for Fiscal 2019 of $4.20 – $4.40 per share; Increase from

2018 Adjusted EPS ~

Lake Oswego, Oregon, October 26, 2018 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its fourth fiscal quarter and year ended August 31, 2018.

Fourth Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $30.9 million, or $0.94 per diluted share, on revenue of $689.2 million.

•	Adjusted EBITDA for the quarter was $75.3 million, or 10.9% of revenue.

•	New railcar deliveries totaled 6,000 units for the quarter.

•	Diversified orders of 9,300 railcars were received during the quarter, valued at over $1.0 billion. Sequential increase in book-to-bill to 1.6x from 1.1x in the third quarter.

•	New railcar backlog was 27,400 units with an estimated value of $2.7 billion.

•	Board declares a quarterly dividend of $0.25 per share, payable on December 5, 2018 to shareholders of record as of November 14, 2018.

Fiscal Year 2018 Highlights

•

Net earnings attributable to Greenbrier for the year were $151.8 million, or $4.68 per diluted share, on revenue of $2.5 billion. Adjusted net earnings attributable to Greenbrier for the year were $133.9 million, or $4.13 per diluted share.

($ in millions except per share)	Net earnings attributable to Greenbrier	Diluted EPS
Unadjusted (GAAP)	$151.8	$4.68
GBW goodwill impairment	9.5	0.29
Non-recurring tax benefit	(27.4)	(0.84)

Adjusted	$133.9	$4.13

•	Adjusted EBITDA for the year was $318.2 million, or 12.6% of revenue.

•	New railcar deliveries totaled 20,900 units for the year.

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Greenbrier Reports Fourth Quarter Results … (Cont.)	Page 2

•	Orders of 21,900 units valued at approximately $2.2 billion across a broad range of railcar types. 30% of orders originated internationally.

•	Cash provided by operating activities exceeded $100 million for the year.

Fiscal Year 2019 Highlights

•

Greenbrier renewed, extended and increased its revolving credit facility and leasing term loan totaling $825 million. Extending both facilities to 2023, the additional liquidity supports Greenbrier’s strategic objective to grow at scale.

•

Today, Greenbrier separately announced an agreement to form a joint venture with Saudi Railway Company (“SAR”) that will generate a total investment of 1 billion Saudi riyals (USD $270 million) in Saudi Arabia’s railway system and a supply of freight railcars for the Saudi rail industry.

William A. Furman, Chairman and CEO, said, “Greenbrier delivered solid results for the fourth quarter and fiscal 2018. Orders for 21,900 railcars valued at $2.2 billion in 2018 are up more than 30% compared to 2017, approaching record order levels set in 2015. Additionally, 30% of Greenbrier’s orders in 2018 came from international customers. Order momentum in the second half of fiscal 2018 corresponds with an improving North American market. Railcars in storage have been steadily declining and forecasts for annual railcar deliveries in 2019 and 2020 are expected to exceed 60,000 units each year. Greenbrier’s backlog of 27,400 units, valued at $2.7 billion, is diverse by product type and geographic markets served, providing visibility through fiscal 2019 and into 2020.”

Furman added, “Greenbrier’s earnings performance in fiscal 2018 was our third best ever. Revenue and deliveries were within the guidance range for the year, and aggregate gross margin remains favorable considering the North American freight railcar pricing environment. Greenbrier ended the year with a robust balance sheet, ample liquidity and low levels of debt, positioning us for strong operating cash flow in fiscal 2019.”

“Our strategy to diversify internationally is succeeding. Greenbrier has firmly established commercial and manufacturing operations on four continents. In August, Greenbrier acquired a majority ownership of Turkish railcar builder Rayvag. This morning GBX announced its intention to establish a joint venture with SAR to execute railway projects and supply railcars for profitable growth of the Saudi freight rail market. This investment supports the objectives of the Kingdom’s Vision 2030 plan. Recent trade policy advancements in America are also favorable to Greenbrier’s international business. This includes progress by the United States, Mexico and Canada on a free trade agreement and Congressional action that blunts the advancement of state-owned enterprises and supports free markets for railcar manufacturing and its vast supply chain,” Furman concluded.

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Greenbrier Reports Fourth Quarter Results … (Cont.)	Page 3

Business Outlook

Based on current business trends and production schedules for fiscal 2019, Greenbrier believes:

•	Deliveries will be 24,000 – 26,000 units including Greenbrier-Maxion (Brazil) which will account for approximately 2,000 units

•	Revenue will exceed $3.0 billion

•	Diluted EPS of $4.20 – 4.40

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q4 FY18		Q3 FY18		Sequential Comparison – Main Drivers
Revenue	$689.2M		$641.4M		Up 7.5% primarily due to higher volume of deliveries
Gross margin	15.4%		16.9%		Reflects product mix changes
Selling and administrative expense	$51.3M		$51.8M		Continued investments to support international and other strategic initiatives
Net gain on disposition of equipment	$4.6M		$14.8M		Continued rebalancing of lease fleet
Adjusted EBITDA	$75.3M		$86.9M		Lower operating margin
Effective tax rate	20.1	% (1)	24.5%		Reflects a change in the geographic mix of earnings and additional non-recurring benefit from Tax Act
Loss from unconsolidated affiliates	($3.1M	)	($12.8M	) (2)	Q3 includes $9.5 million non-cash GBW goodwill impairment
Net earnings attributable to noncontrolling interest	$6.2M		$3.3M		Higher deliveries and timing of railcar syndications at our GIMSA JV
Adjusted net earnings attributable to Greenbrier	$26.4M		$42.4M		Primarily lower operating earnings; Q4 excludes $4.5 million tax benefit
Adjusted diluted EPS	$0.80		$1.30		Q4 excludes $0.14 per share tax benefit

(1)	Includes $4.5 million, or $0.14 per share, benefit related to a transition tax adjustment from the 2017 Tax Act.
(2)	Includes $9.5 million, net of tax, or $0.29 per share, impact associated with a non-cash goodwill impairment charge recorded by GBW.

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Greenbrier Reports Fourth Quarter Results … (Cont.)	Page 4

Segment Summary

	Q4 FY18	Q3 FY18	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$571.2M	$510.1M	Up 12.0% due to higher deliveries
Gross margin	14.3%	16.1%	Reflects product mix changes
Operating margin (1)	10.9%	12.2%
Deliveries (2)	5,600	5,100
Wheels, Repair & Parts (3)
Revenue	$85.8M	$94.5M	Down 9.2% primarily attributable to lower wheel and component volumes and scrap sales
Gross margin	7.6%	9.2%	Down primarily due to lower volumes
Operating margin (1)	4.3%	5.9%
Leasing & Services
Revenue	$32.2M	$36.8M	Down 12.5% due to lower volume of externally sourced railcar syndications
Gross margin	54.9%	47.9%	Up due to more normalized mix of revenue
Operating margin (1) (4)	54.2%	72.6%
Lease fleet utilization	94.4%	90.4%

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margin.
(3)	In August 2018, the GBW Railcar Services joint venture was dissolved resulting in 12 repair locations returning to Greenbrier which are included in the Wheels, Repair & Parts segment.
(4)	Includes Net gain on disposition of equipment, which is not included in gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2018 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 26, 2018

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier—headquartered in Lake Oswego, Oregon—is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of over 8,100 railcars and performs management services for 357,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter Results … (Cont.)	Page 5

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools commonly used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2018	May 31, 2018	February 28, 2018	November 30, 2017	August 31, 2017
Assets
Cash and cash equivalents	$530,655	$589,969	$586,008	$591,406	$611,466
Restricted cash	8,819	9,204	8,875	8,839	8,892
Accounts receivable, net	348,406	322,328	321,795	315,393	279,964
Inventories	432,314	396,518	408,419	411,371	400,127
Leased railcars for syndication	130,926	158,194	168,748	130,991	91,272
Equipment on operating leases, net	322,855	302,074	258,417	274,598	315,941
Property, plant and equipment, net	457,196	424,035	429,465	426,961	428,021
Investment in unconsolidated affiliates	61,414	75,884	98,009	101,529	108,255
Intangibles and other assets, net	94,668	82,030	83,308	83,819	85,177
Goodwill	78,211	70,347	69,011	67,783	68,590

	$2,465,464	$2,430,583	$2,432,055	$2,412,690	$2,397,705

Liabilities and Equity
Revolving notes	$27,725	$20,337	$7,990	$6,885	$4,324
Accounts payable and accrued liabilities	449,857	447,827	461,088	441,373	415,061
Deferred income taxes	31,740	36,657	41,257	69,984	75,791
Deferred revenue	105,954	102,919	85,886	120,044	129,260
Notes payable, net	436,205	437,833	559,755	558,987	558,228

Contingently redeemable noncontrolling interest	29,768	31,135	33,046	35,209	36,148

Total equity—Greenbrier	1,250,101	1,225,512	1,095,447	1,032,557	1,018,130
Noncontrolling interest	134,114	128,363	147,586	147,651	160,763

Total equity	1,384,215	1,353,875	1,243,033	1,180,208	1,178,893

	$2,465,464	$2,430,583	$2,432,055	$2,412,690	$2,397,705

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Years Ended August 31,
	2018	2017	2016
Revenue
Manufacturing	$2,044,586	$1,725,188	$2,096,331
Wheels, Repair & Parts (1)	347,023	312,679	322,395
Leasing & Services	127,855	131,297	260,798

	2,519,464	2,169,164	2,679,524
Cost of revenue
Manufacturing	1,727,407	1,373,967	1,630,554
Wheels, Repair & Parts (1)	318,330	288,336	293,751
Leasing & Services	64,672	85,562	203,782

	2,110,409	1,747,865	2,128,087

Margin	409,055	421,299	551,437

Selling and administrative	200,439	170,607	158,681
Net gain on disposition of equipment	(44,369)	(9,740)	(15,796)

Earnings from operations	252,985	260,432	408,552

Other costs
Interest and foreign exchange	29,368	24,192	13,502

Earnings before income tax and earnings (loss) from unconsolidated affiliates	223,617	236,240	395,050
Income tax expense	(32,893)	(64,014)	(112,322)

Earnings before earnings (loss) from unconsolidated affiliates	190,724	172,226	282,728
Earnings (loss) from unconsolidated affiliates	(18,661)	(11,764)	2,096

Net earnings	172,063	160,462	284,824
Net earnings attributable to noncontrolling interest	(20,282)	(44,395)	(101,611)

Net earnings attributable to Greenbrier	$151,781	$116,067	$183,213

Basic earnings per common share	$4.92	$3.97	$6.28

Diluted earnings per common share	$4.68	$3.65	$5.73

Weighted average common shares
Basic	30,857	29,225	29,156
Diluted	32,835	32,562	32,468

Dividends declared per common share	$0.96	$0.86	$0.81

(1)	In August 2018, the GBW Railcar Services joint venture was dissolved resulting in 12 repair locations returning to Greenbrier which are included in the Wheels, Repair & Parts segment.

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
	2018	2017	2016
Cash flows from operating activities:
Net earnings	$172,063	$160,462	$284,824
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	(40,496)	4,377	(8,935)
Depreciation and amortization	74,356	65,129	63,345
Net gain on disposition of equipment	(44,369)	(9,740)	(15,796)
Stock based compensation expense	29,314	26,427	24,037
Accretion of debt discount	4,171	2,340	—
Noncontrolling interest adjustments	2,864	(677)	526
Other	1,688	(845)	560
Decrease (increase) in assets:
Accounts receivable, net	(83,551)	(25,272)	(32,051)
Inventories	(26,592)	(2,787)	53,711
Leased railcars for syndication	(54,023)	41,015	19,154
Other	34,115	17,558	(16,989)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	54,032	(25,422)	(85,928)
Deferred revenue	(20,231)	33,039	50,712

Net cash provided by operating activities	103,341	285,604	337,170

Cash flows from investing activities:
Acquisitions, net of cash acquired	(34,874)	(27,127)	—
Proceeds from sales of assets	153,224	24,149	103,715
Capital expenditures	(176,848)	(86,065)	(139,013)
Decrease (increase) in restricted cash	73	15,387	(15,410)
Investment in and advances to unconsolidated affiliates	(26,455)	(40,632)	(12,855)
Cash distribution from joint ventures	4,661	550	7,855

Net cash used in investing activities	(80,219)	(113,738)	(55,708)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	23,401	4,324	(49,000)
Repayments of revolving notes with maturities longer than 90 days	—	—	(1,888)
Proceeds from issuance of notes payable	13,771	276,093	—
Repayments of notes payable	(22,269)	(8,297)	(22,299)
Debt issuance costs	—	(9,082)	(4,161)
Repurchase of stock	—	—	(33,498)
Dividends	(29,914)	(24,890)	(23,303)
Cash distribution to joint venture partner	(73,033)	(28,511)	(95,092)
Investment by joint venture partner	6,500	—	5,400
Tax payments for net share settlement of restricted stock	(7,723)	(5,215)	(5,500)
Excess tax benefit from restricted stock awards	—	—	2,813
Other	—	—	(887)

Net cash provided by (used in) financing activities	(89,267)	204,422	(227,415)

Effect of exchange rate changes	(14,666)	12,499	(4,298)
(Decrease) increase in cash and cash equivalents	(80,811)	388,787	49,749
Cash and cash equivalents
Beginning of period	611,466	222,679	172,930

End of period	$530,655	$611,466	$222,679

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$451,485	$511,827	$510,099	$571,175	$2,044,586
Wheels, Repair & Parts (1)	78,011	88,710	94,515	85,787	347,023
Leasing & Services	30,039	28,799	36,773	32,244	127,855

	559,535	629,336	641,387	689,206	2,519,464
Cost of revenue
Manufacturing	380,850	429,165	427,875	489,517	1,727,407
Wheels, Repair & Parts (1)	72,506	80,708	85,850	79,266	318,330
Leasing & Services	16,865	14,116	19,155	14,536	64,672

	470,221	523,989	532,880	583,319	2,110,409

Margin	89,314	105,347	108,507	105,887	409,055

Selling and administrative expense	47,043	50,294	51,793	51,309	200,439
Net gain on disposition of equipment	(19,171)	(5,817)	(14,825)	(4,556)	(44,369)

Earnings from operations	61,442	60,870	71,539	59,134	252,985

Other costs
Interest and foreign exchange	7,020	7,029	6,533	8,786	29,368

Earnings before income tax and earnings (loss) from unconsolidated affiliates	54,422	53,841	65,006	50,348	223,617
Income tax benefit (expense)	(18,135)	11,301	(15,944)	(10,115)	(32,893)

Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	49,062	40,233	190,724
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(12,823)	(3,075)	(18,661)

Net earnings	33,377	65,289	36,239	37,158	172,063
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(3,288)	(6,223)	(20,282)

Net earnings attributable to Greenbrier	$26,253	$61,642	$32,951	$30,935	$151,781

Basic earnings per common share (2)	$0.90	$2.10	$1.03	$0.95	$4.92
Diluted earnings per common share (2)	$0.83	$1.91	$1.01	$0.94	$4.68

(1)	In August 2018, the GBW Railcar Services joint venture was dissolved resulting in 12 repair locations returning to Greenbrier which are included in the Wheels, Repair & Parts segment.
(2)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, using the treasury stock method but includes restricted stock units that are not considered participating securities, restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method, during the periods in which they were outstanding, in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$454,033	$445,504	$317,104	$508,547	$1,725,188
Wheels, Repair & Parts (1)	69,635	82,714	85,231	75,099	312,679
Leasing & Services	28,646	38,064	36,826	27,761	131,297

	552,314	566,282	439,161	611,407	2,169,164
Cost of revenue
Manufacturing	356,555	346,653	245,228	425,531	1,373,967
Wheels, Repair & Parts (1)	64,978	75,497	77,985	69,876	288,336
Leasing & Services	18,030	25,207	26,247	16,078	85,562

	439,563	447,357	349,460	511,485	1,747,865

Margin	112,751	118,925	89,701	99,922	421,299

Selling and administrative expense	41,213	39,495	42,810	47,089	170,607
Net gain on disposition of equipment	(1,122)	(2,090)	(1,581)	(4,947)	(9,740)

Earnings from operations	72,660	81,520	48,472	57,780	260,432

Other costs
Interest and foreign exchange	1,724	5,673	7,894	8,901	24,192

Earnings before income tax and loss from unconsolidated affiliates	70,936	75,847	40,578	48,879	236,240
Income tax expense	(20,386)	(24,858)	(8,656)	(10,114)	(64,014)

Earnings before loss from unconsolidated affiliates	50,550	50,989	31,922	38,765	172,226
Loss from unconsolidated affiliates	(2,584)	(1,988)	(681)	(6,511)	(11,764)

Net earnings	47,966	49,001	31,241	32,254	160,462
Net earnings attributable to noncontrolling interest	(23,004)	(14,465)	1,582	(8,508)	(44,395)

Net earnings attributable to Greenbrier	$24,962	$34,536	$32,823	$23,746	$116,067

Basic earnings per common share (2)	$0.86	$1.19	$1.12	$0.81	$3.97
Diluted earnings per common share (2)	$0.79	$1.09	$1.03	$0.75	$3.65

(1)	In August 2018, the GBW Railcar Services joint venture was dissolved resulting in 12 repair locations returning to Greenbrier which are included in the Wheels, Repair & Parts segment.
(2)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2018:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$571,175	$33,904	$605,079	$62,312	$3,905	$66,217
Wheels, Repair & Parts (1)	85,787	13,931	99,718	3,648	534	4,182
Leasing & Services	32,244	1,992	34,236	17,473	1,750	19,223
Eliminations	—	(49,827)	(49,827)	—	(6,189)	(6,189)
Corporate	—	—	—	(24,299)	—	(24,299)

	$689,206	$—	$689,206	$59,134	$—	$59,134

Three months ended May 31, 2018:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$510,099	$53,501	$563,600	$62,435	6,215	$68,650
Wheels, Repair & Parts (1)	94,515	10,879	105,394	5,546	686	6,232
Leasing & Services	36,773	3,886	40,659	26,704	3,380	30,084
Eliminations	—	(68,266)	(68,266)	—	(10,281)	(10,281)
Corporate	—	—	—	(23,146)	—	(23,146)

	$641,387	$—	$641,387	$71,539	$—	$71,539

	Total assets
	August 31, 2018	May 31, 2018
Manufacturing	$1,020,757	$924,869
Wheels, Repair & Parts (1)	306,756	243,641
Leasing & Services	578,818	578,259
Unallocated	559,133	683,814

	$2,465,464	$2,430,583

(1)	In August 2018, the GBW Railcar Services joint venture was dissolved resulting in 12 repair locations returning to Greenbrier which are included in the Wheels, Repair & Parts segment.

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended		Year Ended
	August 31, 2018	May 31, 2018	August 31, 2018
Net earnings	$37,158	$36,239	$172,063
Interest and foreign exchange	8,786	6,533	29,368
Income tax expense	10,115	15,944	32,893
Depreciation and amortization	19,195	18,707	74,356
GBW goodwill impairment, net of tax	—	9,493	9,493

Adjusted EBITDA	$75,254	$86,916	$318,173

	Three Months Ended August 31, 2018	Year Ended August 31, 2018
Backlog Activity (units)
Beginning backlog	24,200	28,600
Orders received (1)	9,300	21,900
Production held as Leased railcars for syndication	(600)	(4,750)
Production sold directly to third parties (1)	(5,500)	(18,350)

Ending backlog	27,400	27,400

Delivery Information (units)
Production sold directly to third parties (1)	5,500	18,350
Sales of Leased railcars for syndication	500	2,550

Total deliveries	6,000	20,900

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method.

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended		Year Ended
	August 31, 2018	May 31, 2018	August 31, 2018
Weighted average basic common shares outstanding (1)	32,663	32,034	30,857
Dilutive effect of convertible notes (2)	—	655	1,821
Dilutive effect of restricted stock units (3)	357	225	157

Weighted average diluted common shares outstanding	33,020	32,914	32,835

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2018 Convertible notes was included as they were considered dilutive under the “if converted” method as further discussed below. The 2018 Convertible notes matured April 1, 2018.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the Company is in a net earnings position.

Diluted EPS was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2024 Convertible notes, restricted stock units that are not considered participating securities, and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes during the periods in which they were outstanding. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2024 Convertible notes are included in the calculation of both approaches when the average stock price is greater than the applicable conversion price.

	Three Months Ended		Year Ended
	August 31, 2018	May 31, 2018	August 31, 2018
Net earnings attributable to Greenbrier	$30,935	$32,951	$151,781
GBW goodwill impairment, net of tax	—	9,493	9,493
Non-recurring Tax Act benefit	(4,535)	—	(27,408)

Adjusted net earnings attributable to Greenbrier	$26,400	$42,444	$133,866

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Greenbrier Reports Fourth Quarter Results . . . (Cont.)	Page 14

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share (continued)

	Three Months Ended				Year Ended
	August 31, 2018		May 31, 2018		August 31, 2018
Net earnings attributable to Greenbrier	$30,935		$32,951		$151,781
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	—		297		2,031

Earnings before interest and debt issuance costs on convertible notes	$30,935		$33,248		$153,812

Weighted average diluted common shares outstanding	33,020		32,914		32,835
Diluted earnings per share	$0.94		$1.01		$4.68
GBW goodwill impairment	—		0.29	(1)	0.29	(1)
Non-recurring Tax Act benefit	(0.14	) (2)	—		(0.84	) (2)

Adjusted diluted earnings per share	$0.80		$1.30		$4.13	(3)

(1)	Non-cash GBW goodwill impairment of $9.5 million, net of tax, divided by weighted average diluted common shares outstanding for the relevant period.
(2)	Non-recurring net benefit of $4.5 million in Q4 and $27.4 million in 2018 related to the 2017 Tax Act.
(3)	Approximation due to rounding.

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